UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

Newpoint Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54953	47-2653358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pearl Street #265 Hartford, Connecticut, CT 06103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 877-351-3223

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, Jirjodhan Dominic Persad was terminated as the Chief Executive Officer of Newpoint Financial Corp. (the “Company”) and Keith David Beekmeyer was appointed as the Company’s Chief Executive Officer.

Keith Beekmeyer, 59, has been Chairman of the Company since February 9th 2021. Since December 2021, Mr. Beekmeyer has been Chief Executive Officer and Director of NFG Sarl (Switzerland), a financial holding company, and since October 2016, Mr. Beekmeyer has been Chief Executive Officer and Director of Newpoint Capital Limited (UK), a provider of Commercial Indemnities and Guarantees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpoint Financial Corp.

Dated: February 4, 2022	By:	/s/ Keith Beekmeyer
	Name:	Keith Beekmeyer
	Title:	Chief Executive Officer